UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  June 5, 2009

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

The ATWOOD HUNTER is currently drilling the final well offshore Israel under its current drilling program for Nobel Energy Inc. which is expected to be completed in July 2009.  Upon completion of the drilling of this well, the rig will undergo required regulatory inspections at zero dayrate estimated to take ten (10) days to complete prior to being relocated to Ghana to commence working for Kosmos Energy Ghana HC.  These estimated ten (10) days of zero rate will reduce the rig’s revenue in the fourth quarter of fiscal year 2009 by approximately $5 million and reduce earnings per share for the quarter by approximate. $0.07.

The ATWOOD SOUTHERN CROSS continues to be “ready stacked” while contract opportunities are currently being pursued.  During this idle period, certain maintenance continues to be performed on the rig which is expected to keep operating costs for the rig around $70,000 per day through June 2009.  Commencing with the fourth quarter of fiscal year 2009, we expect to reduce operating costs on the rig to less than $50,000 until a contract commitment is secured.

The VICKSBURG is in the process of completing its last well (estimated completion around June 15, 2009) under its contract with Chevron Overseas Petroleum.  Upon completion of this well, the rig will be moved to a shipyard in Thailand to undergo an estimated $8 million life-enhancing upgrade.  We expect virtually all of this cost will be capitalized and expect it will take around eight (8) weeks to complete.  If no contract opportunity is secured by the time this upgrade is completed, the rig will be “ready stacked” in Thailand with its operating costs expected to be reduced to around $30,000 per day until a contract opportunity is secured.

The ATWOOD BEACON is currently drilling the last well under its current contract offshore India which is expected to be completed around mid-July 2009.  If no additional contract is secured by the time the rig completes its current drilling commitment, the rig will be “ready stacked” in India.

The RICHMOND is in the process of completing its current drilling commitment and could incur some zero rate days while additional contract opportunities are being pursued.  The RICHMOND on numerous occasions has proven its durability during hurricane season and is not expected to incur a long period of idle time; however, its dayrate for future short-term work is expected to decline from its recent dayrate of $52,500.

Information with respect to the Company’s Fleet Status Report at June 5, 2009 is attached hereto as Exhibit 99.1.  Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

ITEM 9.01                                EXHIBITS

EXHIBIT 99.1    Fleet Status Report at June 5, 2009

EXHIBIT INDEX

EXHIBIT NO.                                                   DESCRIPTION

99.1	Fleet Status Report at June 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: June 5, 2009